Counter-Guarantee Pledge Contract

(Contract No. 2012 DX053)

(This Is a Selective and Summary Translation for Reference Only)

Pledgor (Party A):	Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd.
Legal Representative:	WU Zishen

Pledgee (Party B):	Inner Mongolia Dingxin Guaranty Co., Ltd.
Legal Representative:	LI Jianhai

To ensure the performance of the loan contract (the “Master Contract”) entered into between Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd. (the “Debtor”) and Shanghai Pudong Development Bank (the “Creditor”) on November 13, 2012, Party A is willing pledge its assets, to which it has disposition right. Upon review, Party B agrees to accept Party A’s pledge and has entered into this contract with Party A as follows.

Article 1               Master Claims and Scope of the Guarantee

1.1          The master creditor’s claim under the guarantee is the loan principal under the Master Contract: RMB 35,000,000.00; the term of the loan is one year.

1.2          The scope of Party A’s counter-guarantee is the principal, interest, compound interest, penalty interest, default penalty, loss compensation under the Master Contract and all the fees (including but not limited to the collection fee, litigation fee/arbitration fee, disposition fee, preservation fee, public announcement fee, enforcement fee, attorney fee, travel and lodging expenses, insurance and other fees) incurred in the realization of the creditor’s claims.

1.3          The effect of this contract is independent of the Master Contract, and the invalidity of the Master Contract or certain provisions therein will not affect the effect of this contract. Party A must bear joint responsibility for the Debtor’s obligation to repay the debt when the Master Contract becomes invalid.

Article 2               Target of the Pledge

2.1          The details on the pledged assets provided by Party A are listed in the “Pledged Items (Rights) List” appended hereto.

Moveable property pledge:         Yongye Shengmingsu Liquid Concentrate

2.2          Special conditions on the pledged items (rights)

Moveable property pledge:

Party A will place the pledged moveable property in a designated location and confirm, upon delivery of such pledged assets, that Party B completed their hand-over. Party B has the right to conduct sample inspection and examination with Party A being responsible for any fees incurred.

2.3          The effect of the pledgee’s right includes the accessories, subordinate rights, matching items, processed parts, yield and subrogation of the pledged assets.

2.4          The appraised value of the pledged assets hereunder is RMB 30,380,000.00, and the pledge rate is 50% with a pledged value of RMB 15,190,000.00 for the involved loan amount of RMB 15,000,000.00.

Article 3               Registration, Hand-over and Custody of the Pledged Items

3.1          Party A must complete the registration with the relevant authorities and other statutory pledge procedures and hand over such registration documents to Party B’s custody.

Party A must hand over the pledged assets within 3 days upon the execution of this contract to Party B.

3.2          Party B may engage a third party for the custody of the pledged assets if necessary. Party B will be responsible for the disappearance of or damage to such pledged assets.

3.3          If the use of money order, promissory note or check that need endorsement are used for the establishment of the pledge, such documents must have words “Pledge” stamped.

Article 4               Insurance

4.1           Party A must place insurance for the pledged assets at Party B’s request; the insured amount cannot be lower than their appraised value and the term of the insurance cannot be shorter than the performance period of the debt obligation under the Master Contract. Party A must also designate Party B as the primary beneficiary of such insurance and give the original insurance policy to Party B.

4.2           During the effective term of this contract, Party A must pay all insurance premium and maintain the policy in effect.

4.3           If Party A fails to place or maintain such insurance, Party B has the right to place or maintain such insurance and Party A must provide assistance and be responsible for the premium and the relevant fees.

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Article 5               The Pledgor’s Representations and Warranties

5.1          Party A is a duly incorporated and existing independent civil entity and has all the power and authority to assume the obligations hereunder and civil liability in its own name.

5.2          The execution and performance of this contract is the true expression of its intent and has all the necessary consent, approval and authorization without any legal defects.

5.3          All the documents, material and information provided in the course of execution and performance of this contract are true, accurate, complete and valid.

5.4          Party A has the complete disposition right to the pledged assets (rights); if they are jointly owned, Party A has already obtained necessary approval.

5.5          There exist no defects on the pledged assets (rights), they have not been frozen, withheld or taken into receivership, and there are no disputes, pledge, mortgage, litigation (arbitration) involving them.

Article 6               The Pledgor’s Obligations

6.1          Party A must be responsible for the appraisal, registration, certification, assessment, insurance and custody fees and repair and maintenance expenses for the pledged assets.

6.2          If there is material reduction of the value of the pledged assets or any damage to them Party A must provide additional counter-guarantee measures at Party B’s request.

6.3          If there is any dispute about the ownership of the pledged assets or the pledgee’s right has been adversely affected, Party A must immediately notify Party B and assist Party B in taking appropriate measures.

6.4          Before the repayment in full by the Debtor of all the debt under the Master Contract, Party A will not exercise recourse right resulting from the performance of this contract against the Debtor or other guarantors.

6.5          Party A must assist Party B in the realization of the pledgee’s right and will not set up any obstacles.

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Article 7               The Pledgor’s Notice

Upon any of the following, Party A must immediately notify Party B in writing:

(1)	Party A’s operation structure changes, such as engaging in subcontracting, leasing, joint operation, restructuring, M&A, joint venture, spin-off and external investment;

(2)	Party A is involved in any economic dispute or litigation;

(3)	There arises any dispute regarding the pledged assets or their ownership;

(4)	Party A’s going out of business, dissolution, being forced to reorganize, having its business license revoked or cancelled, or being forced to file for bankruptcy;

(5)	There is any change in Party A’s legal representative, address and contact information;

(6)	Other matters requiring notification.

Article 8               Guarantee Provisions

If the pledgee’s right is established or become effective due to the following reasons, Party A must bear joint and several liability for the Debtor’s debt obligations under the Master Contract:

(1)	Party A fails to hand over the pledged assets or pledgee rights documents to Party B, or to complete the registration procedures;

(2)	Party A’s representations and warranties have been proved to be untrue;

(3)	Other reasons on Party A’s part.

Article 9               Realization of the Pledgee’s right

9.1          Upon the occurrence of any of the following, Party B has the right to auction off or dispose of the pledged assets (rights) and has the priority right to the proceeds for compensation:

(1)	The Debtor fails to repay in full the debt and interest under the Master Contract according to the schedule;

(2)	Party A violates the provisions herein, or the Debtor violates the provisions of the Master Contract and those of the “Guarantee Engagement Contract,” thus causing the master creditor’s claim to be declared due ahead of schedule.

9.2	If the proceeds from the disposition of the pledged assets are insufficient for the repayment of the Debtor’s debt, the Debtor, or the guarantor with joint and several liability, must continue to pay back such debt until it is repaid in full.

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Article 10             Resolution of Dispute

The disputes arising from this contract will be submitted to the competent court at Party B’s location for resolution. In the meantime, other provisions not in dispute must continue to be performed.

Article 11             Other Matters

11.1        The “Pledged Items (Rights) List” appended hereto is the inseparable part of this contract.

11.2        If there any dispute arising from the performance of the Master Contract, or the Debtor fails to repay the principal and interest thereunder, Party B has the right to apply to the people’s court for enforcement on the pledged assets listed in the “Pledged Items (Rights) List” in accordance with the Master Contract, this contract and the enforcement power from pledge certification. Party A is willing to accept unconditionally such enforcement.

11.3        This contract will become effective upon execution by both parties and will be dissolved automatically upon the repayment in full of the loan amount and interest under the Master Contract.

11.4        This contract has four counterparts, with one to each party and the remaining two to the relevant departments.

11.5        Other provisions:

               (None specified)

(Below is intentionally left blank)

Pledgor (seal):	/seal/ Inner Mongolia Yongye Nongfeng Biotechnology Co., Ltd
Legal Representative:	/s/ WU Zishen

Pledgee (seal):	/seal/ Inner Mongolia Dingxin Guaranty Co., Ltd.
Legal Representative:	/s/LI Jianhai

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Appendix 1           “Pledged Items (Rights) List”

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